Exhibit 35.4

1 Home Campus Des Moines IA 50328-0001

Wells Fargo Bank, N.A.

Servicer Compliance Statement

1. I, Brett Handelman, Senior Vice President of Wells Fargo Bank, N.A. (“Wells Fargo”) hereby state that a review of the activities of Wells Fargo during the year beginning January 1, 2015 through December 31, 2015 and of Wells Fargo’s performance under the Servicing Agreement(s).

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the
Servicing Agreement(s) in all material respects throughout 2015.

3. Furthermore, Wells Fargo has complied with the requirements of IRS Code sections 6060H (interest received), 6050J (foreclosure/abandonment) and 6050P (cancellation of debt). In addition, Wells Fargo is in compliance with all applicable regulatory requirements, including OFAC, USA Patriot Act, CIP, CFPB and Dodd-Frank.

Brett M. Handelman
Senior Vice President
Wells Fargo Bank, N.A.

February 29th, 2016

EXHIBIT A

CLIENT	INV#	INVESTOR	MASTER SERVICER/TRUSTEE	DEAL NAME
708	E87	REDWOOD TRUST	WELLS FARGO BANK CTS	SEMT 2011-2